Exhibit 99.b(d)(2)

Schedule B
to the
Investment Advisory Agreement
dated June 14, 1996
as amended June 30, 2003, December 10, 2003, September 16, 2004, October 28, 2005, December 7,
2006, December 10, 2007, December 3, 2008, September 17, 2009, December 9, 2009, September 14,
2010, June 21, 2011, December 6, 2011, March 26, 2012, December 10, 2013, June 25, 2014,
December 9, 2014, September 15, 2015, December 6, 2016, September 11, 2017, December 5,
2017 and July 1, 2023
between
SEI Institutional Investments Trust
and
SEI Investments Management Corporation
(formerly, SEI Financial Management Corporation)

This Schedule B supersedes Schedule A to the Investment Advisory Agreement between SEI Institutional Investments Trust and SEI Financial Management Corporation (now SEI Investments Management Corporation) dated June 14, 1996.

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

Large Cap Fund	0.40%
Large Cap Index Fund	0.05%
Small Cap Fund	0.65%
Emerging Markets Equity Fund	0.85%
Emerging Markets Debt Fund	0.65%
Core Fixed Income Fund	0.30%
High Yield Bond Fund	0.4875%
Large Cap Disciplined Equity Fund	0.40%
Small/Mid Cap Equity Fund	0.65%
Long Duration Fund	0.30%
World Equity Ex-US Fund	0.55%
Real Return Fund	0.22%
U.S. Managed Volatility Fund	0.65%
Opportunistic Income Fund (f/k/a Enhanced LIBOR Opportunities Fund)	0.45%
Screened World Equity Ex-US Fund	0.65%
Dynamic Asset Allocation Fund	0.60%
Ultra Short Duration Bond Fund	0.15%
Extended Market Index Fund	0.12%
Multi-Asset Real Return Fund	0.55%
Small Cap II Fund	0.65%
Long Duration Credit Fund	0.30%
S&P 500 Index Fund	0.03%
Limited Duration Bond Fund	0.25%
Intermediate Duration Credit Fund	0.25%
Global Managed Volatility Fund	0.65%
World Select Equity Fund	0.55%
U.S. Equity Factor Allocation Fund	0.25%

SEI Institutional Investments Trust		SEI Investments Management Corporation

By:	/s/ Stephen G. MacRae	By:	/s/ James Smigiel

Name:	Stephen G. MacRae	Name:	James Smigiel

Title:	Vice President	Title:	Chief Investment Officer